                          FUND PARTICIPATION AGREEMENT

                        HARTFORD LIFE INSURANCE COMPANY
                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                          HL INVESTMENT ADVISORS, LLC
                 HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.
                                      AND
                        EACH OF THE INVESTMENT COMPANIES
                      LISTED ON SCHEDULE A ATTACHED HERETO

                                DECEMBER 1, 2008

                               TABLE OF CONTENTS

ARTICLE I. DEFINITIONS                                                                                5
ARTICLE II. SALE OF FUND SHARES                                                                       6
ARTICLE III. REPRESENTATIONS AND WARRANTIES                                                           11
ARTICLE IV. PROSPECTUSES AND PROXY STATEMENTS; VOTING                                                 19
ARTICLE V. SALES MATERIAL AND INFORMATION                                                             21
ARTICLE VI. FEES AND EXPENSES                                                                         23
ARTICLE VII. DIVERSIFICATION AND QUALIFICATION                                                        24
ARTICLE VIII. POTENTIAL CONFLICTS AND COMPLIANCE WITH MIXED AND SHARED FUNDING EXEMPTIVE ORDER        27
ARTICLE IX. INDEMNIFICATION                                                                           30
ARTICLE X. APPLICABLE LAW                                                                             37
ARTICLE XI. TERMINATION                                                                               38
ARTICLE XII. NOTICES                                                                                  42
ARTICLE XIII. MISCELLANEOUS                                                                           42
SCHEDULE A                                                                                            48
SCHEDULE B                                                                                            50
SCHEDULE C                                                                                            54

                            PARTICIPATION AGREEMENT

                                     Among

                        HARTFORD LIFE INSURANCE COMPANY
                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY
                          HL INVESTMENT ADVISORS, LLC
                 HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.
                                      AND
                        EACH OF THE INVESTMENT COMPANIES
                      LISTED ON SCHEDULE A ATTACHED HERETO

THIS AGREEMENT, made and entered into as of this 1st day of November, 2008, by and among HARTFORD LIFE INSURANCE COMPANY and HARTFORD LIFE AND ANNUITY INSURANCE COMPANY (collectively referred to as the "Company"), each a Connecticut corporation, on its own behalf and on behalf of its separate accounts (the "Accounts"); EACH INVESTMENT COMPANY LISTED ON SCHEDULE A, as it may be amended from time to time, each an open-end management investment company organized under the laws of the State of Maryland (each, a "Fund" and, collectively, the "Funds"); HL INVESTMENT ADVISORS, LLC ("HLIA"), a Connecticut limited liability company; and HARTFORD SECURITIES DISTRIBUTION COMPANY, INC ("HSDC"), a Connecticut corporation. HLIA in its capacity as investment adviser to the Funds is referred to herein as the "Adviser." HSDC in its capacity as primary underwriter to the Funds is referred to herein as the "Distributor."

WHEREAS, each Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established by insurance companies to fund variable life insurance policies and/or variable annuity contracts; and

WHEREAS, the common stock of each Fund is divided into several separate series of shares, each designated a "Portfolio" and representing an interest in a particular managed portfolio of securities other assets; and

WHEREAS, the Funds have obtained an order from the Securities and Exchange Commission, dated November 1, 2000 (File No. IC-24724), granting participating insurance companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Funds to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another and qualified pension and retirement plans ("Qualified Plans") (hereinafter the "Mixed and Shared Funding Exemptive Order"); and

WHEREAS, each Fund is registered as an open-end management investment company under the 1940 Act and shares of each Portfolio are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (the "1934 Act") and is a member in good standing of the Financial Industry Regulatory Authority ("FINRA"); and

WHEREAS, the Company is an insurance company that has issued and plans to continue to issue certain variable life insurance policies and variable annuity contracts supported Wholly or partially by the Accounts (the "Contracts"); and

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WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut, to set aside and invest assets attributable to the Contracts; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to continue to purchase shares in the Portfolios on behalf of the Accounts to fund the Contracts, and each Fund is authorized to sell such shares to unit investment trusts such as the Accounts at net asset value;

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company also intends to continue to purchase shares in other open-end investment companies or series thereof not affiliated with the Funds (the "Unaffiliated Funds") on behalf of the Accounts to fund the Contracts;

WHEREAS, this Agreement shall create a separate participation agreement for each Fund, as though the Company, Adviser and Distributor had executed a separate, identical form of participation agreement with each Fund; and

WHEREAS, except as otherwise provided in regard to that certain Rule 22c-2 Agreement dated April 16, 2007 among the parties hereto, this Agreement, including the any Exhibits hereto, is intended to constitute the entire agreement by and among the parties with respect to the specific matters dealt with herein, and supersedes all previous agreements among the parties, written or oral, with respect to such matters.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Funds, the Distributor and the Adviser agree as follows:

                             ARTICLE I. DEFINITIONS

1.1. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which a Portfolio calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

1.2. "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

1.3. "Contract Owners" shall mean the owners of Contracts, as distinguished from all other product owners.

1.4. "Independent Directors" shall mean those members of a Fund's Board of Directors who are not interested persons of the Fund, the Distributor, the Adviser or any sub-adviser to any of the Portfolios.

1.5.  "IRS" shall mean the U.S. Internal Revenue Service.

1.6.  "NAV" shall mean a Portfolio's net asset value per share ("NAV").

1.7. "Prospectus" with respect to shares of a Portfolio or with respect to a Contract through which interests in an Account registered as a unit investment trust under the 1940 Act are offered and issued, which interests are registered as securities under the 1933 Act, shall mean each version of the effective prospectus, including any supplements thereto, filed with the SEC under the 1933 Act. Unless otherwise indicated, the term "Prospectus" shall include any private placement memo or other similar disclosure document used in connection with the offer or sale of Contracts through which interests in unregistered Accounts are offered and issued. With respect to any provision of this Agreement requiring a party to take action in accordance with a Prospectus, such reference will be to the version of the Prospectus last filed and effective prior to taking of such action, including any supplements thereto. The term Prospectus shall include any statement of addition information incorporated by reference therein.

1.8.  "SEC" shall mean the U.S. Securities and Exchange Commission.

1.9. "SAI" shall mean each version of the effective Statement of Additional Information, including any supplements thereto, filed with the SEC under the 1933 Act. With respect to any provision of this Agreement requiring a party to take action in accordance with a SAI, such reference will be to the version of the SAI last filed and effective prior to the taking of such action, including any supplements thereto. The term SAI shall include any Prospectus incorporated by reference therein.

1.10. "Valuation Time" shall mean the time as of which a Fund calculates net asset value for the shares of its Portfolios on the relevant Business Day.

                        ARTICLE II. SALE OF FUND SHARES

2.1. Each Fund and the Distributor agree to sell to the Company those shares of a Fund's Portfolios that an Account orders, executing such orders on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Portfolios. For purposes of this
Section 2.1, the Company shall be the designee of each Fund for receipt of such orders and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such order by 9:30 a.m. Eastern time on the next following Business Day. Such notice may be communicated by electronic transmission or facsimile to the office or person(s) designated for such notice by each Fund.

2.2. (a) Each Fund and the Distributor agree to make shares of the Portfolios available for purchase at the applicable net asset value per share by the Company and the Accounts on those days on which the Fund calculates its Portfolios' net asset value pursuant to rules of the SEC, and each Fund shall calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, a Fund may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Fund acting in good faith, necessary or appropriate in the best interests of the shareholders of such Portfolio. All orders accepted by the Company shall be subject to the terms of the then current Prospectus of the applicable Fund. The Company shall use its best efforts, and shall reasonably cooperate with, a Fund to enforce stated Prospectus policies regarding transactions in Portfolio shares.

The Company acknowledges that orders accepted by it in violation of a Fund's stated policies may be subsequently revoked or canceled by the Fund and that the Fund shall not be responsible for any losses incurred by the Company or the Contract Owner as a result of such cancellation.

(b) The Company acknowledges that each Fund has the right to refuse any purchase order or to suspend or terminate the offering of shares of any Portfolio for any reason.

(c) Each Fund will not sell shares of the Portfolios to any other participating insurance company separate account unless an agreement containing provisions the substance of which are the same as Sections 3.1(a), 3.1(b) (except with respect to designation of applicable law) 4.6, 4.7, 4.8 (Sections 4.6, 4.7 and 4.8 shall be required to the extent necessary by applicable law), and Article VIII of this Agreement is in effect to govern such sales.

2.3. Each Fund agrees to redeem for cash, on the Company's request, any full or fractional shares or the Fund held by the Company, executing such requests on each Business Day at the NAV next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 2.3, the Company shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such request for redemption by 9:30 a.m. Eastern time on the next following Business Day.

2.4. The Distributor and each Fund agree that shares of the Portfolios will be sold only to insurance companies for use in conjunction with variable life insurance policies or variable annuities or to Qualified Plans. The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; a Portfolio's shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies.

2.5. (a) The Company will place orders to purchase or redeem shares of each Portfolio separately for each Portfolio. Each order shall describe the net amount of shares and dollar amount of each Portfolio to be purchased or redeemed.

(b) The Company shall pay for Portfolio shares by 3:00 p.m. Eastern time on the next Business Day after an order to purchase Portfolio shares is received in accordance with the provisions of Section 2.1 hereof. Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase.

(c) Each Fund shall pay and transmit the proceeds of redemptions of Portfolio shares by 3:00 a.m. Eastern Time on the next Business Day after a redemption order is received in accordance with Section 2.3 hereof; provided, however, that the Fund may delay payment in extraordinary circumstances to the extent permitted under Section 22(e) of the 1940 Act. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption.

2.6. Issuance and transfer of a Portfolio's shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. Shares purchased from a Portfolio will be recorded in an appropriate title for the relevant Account or the relevant sub-account of an Account. Each Fund will furnish to the Company the CUSIP number assigned to each Portfolio identified in Schedule A hereto, as it may be amended from to time.

2.7. The Distributor shall notify the Company in advance, but not later than same day notice (by electronic communication or telephone, followed by electronic confirmation) to the Company, of any income, dividends or capital gain distributions payable on a Portfolio's shares.

The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. A Fund shall notify the Company by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.

2.8. Each Fund shall make the NAV for each Portfolio available to the Company on each Business Day as soon as reasonably practicable after the NAV is calculated and shall use its best efforts to make such NAV available by 6:00 p.m. Eastern time. In the event of an error in the computation of a Portfolio's NAV or any dividend or capital gain distribution (each, a "pricing error"), the applicable Fund shall immediately notify the Company as soon as possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing. A pricing error shall be corrected as follows: (a) if the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken; (b) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than 1/2 of 1% of the Portfolio's NAV at the time of the error, then the Adviser shall reimburse the Portfolio for any loss, after taking into consideration any positive effect of such error; however, no adjustments to Contract Owner accounts need be made; and (c) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than 1/2 or 1% of the Portfolio's NAV at the time of the error, then the Adviser shall reimburse the Portfolio for any loss (without taking into consideration any positive effect of such error) and shall reimburse the Company for the costs of adjustments made to correct Contract owner accounts in accordance with the provisions of the Adviser's current pricing policy. If an adjustment is necessary to correct a material error that has caused Contract Owners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Contract Owners will be adjusted and the amount of any underpayments shall be credited by the Adviser to the Company for crediting of such amounts to the applicable Contract Owner's accounts. Upon notification by the Adviser of any overpayment due to a material error, the Company shall promptly remit to the Adviser any overpayment that has not been paid to Contract Owners. A pricing error within categories (b) or (c) above shall be deemed to be "materially incorrect" or constitute a "material error" for purposes of this Agreement. The standards set forth in this Section 2.8 are based on the parties' understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all parties.

2.9. The parties agree that the Contracts are not intended to serve as vehicles for frequent transfers among the Portfolios in response to short-term stock market fluctuations. Each Fund and the Company agree to cooperate with one another to deter and detect transfer activity in the Portfolios where such activity occurs through the Contracts and has been identified either by the Company or a Fund as abusive or following a market-timing pattern ("Abusive Transfers").

       (a) The Company agrees to provide, promptly upon request by a Fund, the taxpayer identification number or other identifying information contained in the Company's records, of all Contract Owners that purchased, redeemed, transferred or exchanged shares of a Portfolio, and the amount and dates of such purchases, redemptions, transfers and exchanges.

       (b) Each Fund agrees to notify the Company of transfer activity that the Fund deems to be Abusive Transfer activity. After receiving such notice from a Fund, the Company agrees that it will cooperate with the Fund to restrict or prohibit further purchases or exchanges of Portfolio shares by a Contract Owner who has been identified by the Fund as having engaged in transactions of such shares held directly or indirectly by the Company that violate the Fund's policies established for the purpose of eliminating or reducing Abusive Transfers to the extent permissible under the terms and conditions of Contract Owner prospectuses, Contracts and other governing laws.

       (c) Each Fund may offer Portfolios and/or share classes that impose redemption fees in certain circumstances ("Redemption Fee Funds"). With respect to such

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          Redemption Fee Funds, offered through the Separate Accounts, the
          Company agrees to maintain the required records and otherwise comply with Rule 22c-2 under the 1940 Act or any applicable regulation issued by the SEC or other agency relating to the assessment and collection of redemption fees by such Redemption Fee Funds.

       (d) Each Fund represents that it will make a good faith effort to furnish information to the Company about each Fund not otherwise available to the Company that is required by state insurance law to enable the Company to obtain the authority needed to issue the Contracts in any applicable state.

2.10. The Company agrees to notify a Fund of any investment restrictions imposed by state insurance law and contracts applicable to the Fund. The parties agree to mutually cooperate with respect to any state insurance law restriction or requirement applicable to a Fund's investments to the extent such cooperation is permissible under the terms and conditions of Funds' prospectuses and other governing laws.

                  ARTICLE III. REPRESENTATIONS AND WARRANTIES

3.1.  The Company represents and warrants that:

       (a) (i) The securities deemed to be issued by the Accounts under the Contracts are or will be registered under the 1933 Act, or are not so registered in proper reliance upon an exemption from such registration requirements; (ii) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (iii) the Contracts will be sold only by duly licensed and appointed parties with which the Company has written agreements that require, among other things, that the sale of the Contracts shall comply in all material respects with applicable FINRA Conduct Rules.

       (b) (i) It is an insurance company duly organized and in good standing under applicable law; (ii) it has legally and validly established each Account prior to any issuance or sale of units thereof as a segregated asset account under Connecticut law; and (iii) it has

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          registered each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts and will maintain such registration for so long as any Contracts are outstanding as required by applicable law or, alternatively, the Company has not registered one or more Accounts in proper reliance upon an exclusion from such registration requirements.

       (c) It has reviewed a copy of the Mixed and Shared Funding Exemptive Order, and, in particular, has reviewed the conditions to the requested relief set forth therein. As long as applicable, the Company agrees to be bound by the responsibilities of a participating insurance company as set forth in the Mixed and Shared Funding Exemptive Order, including, without limitation, the requirement that the Company report any potential or existing conflicts of interest of which it is aware to each Fund's Board of Directors. The Company will assist each Board of Directors in carrying out its responsibilities in monitoring such conflicts under the Mixed and Shared Funding Exemptive Order by providing the Board in a timely manner with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform each applicable Board whenever Contract Owner voting instructions are disregarded and by confirming in writing, at a Fund's request, that the Company is unaware of any such potential or existing material irreconcilable conflicts.

       (d) For purposes other than diversification under Section 817 of the Code, that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Funds, the Distributor and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that each Account is a "segregated asset account" and that interests in each Account are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will use every effort to continue to meet such definitional requirements, and it will

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          notify the Funds, the Distributor and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. The Company represents and warrants that it will not purchase Fund shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

       (e) (i) The Company is currently in compliance, and will remain in compliance, with all applicable anti-money laundering ("AML") laws, regulations, and requirements. The Company hereby certifies that it has established and maintains an AML program that includes written policies, procedures and internal controls reasonably designed to identify its Contract holders and has undertaken appropriate due diligence efforts to "know its customers" in accordance with all applicable anti-money laundering regulations in its jurisdiction including, where applicable, the United States Bank Secrecy Act of 1970, as amended (including by the USA PATRIOT Act of 2001 (the "Patriot Act"), and the rules, regulations and official guidance issued thereunder (collectively, the "BSA").

              (ii) The Company agrees to assist the Distributor and the Funds in complying with their obligations under the BSA. Such assistance shall include but not be limited to helping the Funds comply with any obligation applicable to them:

                (a)  to prevent money laundering and terrorist financing;

                (b) to detect and report suspicious activity;

                (c)  to perform any legally required due diligence;

                (d) to adhere to any special measures imposed by the U.S.
                    Department of the Treasury pursuant to the BSA (the "Special Measures");

                (e) to collect and retain legally required customer information, verify customer identity; and

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                (f)  to share information about suspected money laundering or terrorist activity.

                (g) upon the Distributor's request, to file a notice pursuant to Section 314 of the Patriot Act and the implementing regulations related thereto to permit the voluntary sharing of information between the parties hereto. Upon filing such a notice the Company agrees to forward a copy to the Distributor, and further agrees to comply with all requirements under the Patriot Act and implementing regulations concerning the use, disclosure, and security of any information that is shared.

              (iii) To the extent that the Funds' transfer agent may request reliance upon the Company by the Funds to perform all customer identification program obligations of the Funds under the BSA (the "CIP Obligations") on their behalf in accordance with the Company's own policies and procedures, which the Company represents and warrants to be reasonably designed to comply with the BSA, the Company agree to allow the Funds to rely on it to perform the CIP Obligations. lf CIP reliance by the Funds described above in this paragraph is requested, the Company agrees to provide the Funds with any requested annual certifications that, for example, the Company has implemented an AML program and that the Company will perform the CIP Obligations or other mutually agreed upon AML functions on behalf of the Funds.

              (iv) The parties agree that the Funds, their affiliates, the
                   Company and its affiliates will take steps reasonably designed to maintain confidentiality of Suspicious Activity Reports ("SARs"), SAR filings, and the information contained in SARs as required under the BSA and shall decline to produce a SAR or disclose a SAR that has been prepared or filed to any party unaffiliated with the filing entity except as permitted under the BSA.

              (v) The Company agrees to undertake inquiry and due diligence regarding the Contract owners to whom it offers and/or sells Fund shares or on whose behalf it purchases Fund shares and that the inquiry and due diligence is reasonably designed to determine

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                    that the Company is not prohibited from dealing with any
                    such Contract owner by (i) any sanction administered by the Office of Foreign Assets Control ("OFAC") of the U.S. Department of the Treasury (collectively, the "Sanctions"); or (ii) any of the Special Measures.

              (vi) The Company hereby represents, covenants and warrants that:

                (a) None of its employees who are authorized in connection with their employment to transact business with the Funds in accounts in the Company's name or in any nominee name maintained for the Company are designated or targeted under any of the Sanctions or Special Measures and that no transactions placed in any such accounts by any of the Company's authorized employees will contravene any of the Sanctions or Special Measures;

                (b) As the Sanctions or Special Measures are updated, the
                    Company shall periodically review them to confirm that none of its employees that are authorized to transact business with the Funds are designated or targeted under any of the Sanctions or Special Measures; and

                (c) The Company, including any of its designees or affiliates, does not maintain offices in any country or territory to which any of the Sanctions or Special Measures prohibit the export of services or other dealings.

              (vii) The Company agrees to notify the Adviser or the Funds'
                    transfer agent promptly when and if it learns that the establishment or maintenance of any account holding, or transaction in or relationship with a holder of, Fund shares pursuant to this Agreement violates or appears to violate any of the Sanctions or Special Measures.

       (f) It is currently in compliance, and will remain in compliance, with all applicable laws, rules and regulations relating to consumer privacy, including, but not limited to, SEC Regulation S-P and the Gramm-Leach-Bliley Act.

       (g) (i) It operates in compliance with and will continue to operate in compliance with its duties and obligations under the Rule 22c-2 Agreement with the Funds dated April 16, 2007, as it may be amended from time to time.

            (ii) It has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures ("Late Trading Procedures") designed to ensure that any and all orders relating to the purchase, sale or exchange of Portfolio shares communicated to the applicable Fund to be treated in accordance with
            Article I of this Agreement as having been received on a Business Day have been received by the Valuation Time on such Business Day and were not modified after the Valuation Time, and that all orders received from Contract Owners but not rescinded by the Valuation Time were communicated to the Fund or its agent as received for that Business Day. Each transmission of orders by the Company shall constitute a representation by the Company that such orders are accurate and complete and relate to orders received by the Company by the Valuation Time on the Business Day for which the order is to be priced and that such transmission includes all orders relating to Fund shares received from Contract Owners but not rescinded by the Valuation Time. The Company agrees to provide each Fund or its designee with a copy of the Late Trading Procedures and such certifications and representations regarding the Late Trading Procedures as the Fund or its designee may reasonably request. The Company will promptly notify the Funds in writing of any material change to the Late Trading Procedures.

            (iii) It has adopted, and will at all times during the term of this Agreement maintain, reasonable and appropriate procedures ("Market Timing Procedures") designed to minimize excessive trading in its Contracts. The Company agrees to provide each Fund or its designee with a copy of the Market Timing Procedures and such certifications and representations regarding the Market Timing Procedures as the Fund or its designee may reasonably request. The Company will promptly notify the Funds of any material change to the Market Timing Procedures. The parties agree to make reasonable efforts to address any conflict between the Market Timing Procedures and actions taken or policies adopted by a Fund designed to minimize any adverse impact on other Fund investors due to excessive trading.

3.2.  Each Fund and the Distributor represent and warrant that:

       (a) (i) The Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act; (ii) the Portfolio shares sold pursuant to this Agreement shall be duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act; (iii) the Fund is and shall remain registered under the 1940 Act; and (iv) the Fund shall amend the registration statement for its Portfolios' shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of the shares.

       (b) Each Fund has adopted a plan pursuant to Rule 12b-1 under the 1940 Act for certain classes of its shares. The parties acknowledge that each Fund reserves the right to modify or terminate its existing plan or to adopt additional plans pursuant to Rule 12b-1 under the 1940 Act (including with respect to its shares for which it has not currently adopted a Rule 12b-1 plan) and to impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. The Fund and the Adviser agree to comply with applicable provisions and SEC interpretation of the 1940 Act with respect to any distribution plan.

       (c) Each Fund shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law.

       (d) Each Fund is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.

       (f) Each Fund and the Distributor shall comply with all applicable laws and regulations designed to prevent money laundering and, if required by such laws or regulations, share with the Company information about individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities.

3.3. The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for each Fund and Portfolio in compliance in all material respects with any applicable state and federal securities laws.

3.4. The Distributor represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for each Fund and Portfolio in compliance in all material respects with the laws of any applicable state and federal securities laws.

3.5.  Each Fund and the Adviser represent and warrant that:

       (a) All of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of a Fund are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

       (b) They will use their best efforts to provide the Company with 60 days' notice of any material change affecting the Portfolios (including, but not limited to, any material change in the registration statement or prospectus affecting the Portfolios) and any proxy solicitation affecting the Portfolios and consult with the Company in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the Prospectus for the Contracts.

    (c) The Funds have obtained the Mixed and Shared Funding Exemptive Order from the SEC granting participating insurance companies and variable insurance products separate accounts exemptions from the provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Funds and/or their Portfolios to be sold to and held by variable insurance product separate accounts of both affiliated and unaffiliated life insurance companies.

3.6 Notwithstanding anything possibly to the contrary in the Agreement or any Rule 22c-2 Shareholder Information Agreement entered into by the parties, the Funds hereby waive enforcement rights of fund policies regarding market timing or frequent trading with respect to transfers of assets into or from Company sponsored dynamic or static asset allocation models.

             ARTICLE IV. PROSPECTUSES AND PROXY STATEMENTS; VOTING

4.1. At least annually, the Distributor shall provide the Company with as many copies of a Fund's current Prospectus as the Company may reasonably request, with expenses to be borne in accordance with Schedule B hereof. If requested by the Company in lieu thereof, the Distributor or Fund shall provide such documentation (including an electronic version of the current prospectus) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Contracts and the Prospectus for the Fund printed together in one document.

4.2. If applicable state or federal laws or regulations require that the SAI for a Fund be distributed to all Contract Owners, then the Fund and/or the Distributor shall provide the Company with copies of the Fund's SAI in such quantities, with expenses to be borne in accordance with Schedule B hereof, as the Company may reasonably require to permit timely distribution thereof to Contract Owners. The Distributor and/or the Fund shall also provide an SAI to any Contract Owner or prospective owner who requests such SAI from the Fund.

4.3. Each Fund and/or the Distributor shall provide the Company with copies of the Fund's proxy material, reports to shareholders and other communications to shareholders in such quantity, with expense to be borne in accordance with Schedule B hereof, as the Company may reasonably require to permit timely distribution thereof to Contract Owners.

4.4. It is understood and agreed that, except with respect to information regarding the Company provided in writing by that party, the Company shall not be responsible for the content of the Prospectus or SAI for a Fund. It is also understood and agreed that, except with respect to information regarding a Fund, the Distributor, the Adviser or the Portfolios provided in writing by a Fund, the Distributor or the Advisor, neither the Fund, the Distributor nor Adviser are responsible for the content of the prospectus or SAI for the Contracts.

4.5. Each Funds or its designer will use its best efforts to provide the Company with 60 days' notice of any change for a Fund or Portfolio, including but not limited to: (a) fund objective changes; (b) anticipated fund reorganizations or substitutions; (c) no action or exemptive requests granted by the SEC; (d) Fund and/or Portfolio name changes; (e) Fund or Portfolio adviser, sub-adviser and/or portfolio manager changes; and/or (f) conditions or undertakings that affect the Company's rights or obligations under this Agreement.

4.6.  If and to the extent required by law the Company shall:

       (a)  solicit voting instructions from Contract Owners;

       (b) vote the Portfolio shares held in the Accounts in accordance with instructions received from Contract Owners;

       (c) vote Portfolio shares held in the Accounts for which no instructions have been received in the same proportion as Portfolio shares for which instructions have been received from Contract Owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners; and

       (d) vote Portfolio shares held in its general account or otherwise in the same proportion as Portfolio shares for which instructions have been received from Contract Owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require such voting by an insurance company. The Company reserves the right to vote Portfolio shares in its own right, to the extent permitted by law.

4.7. The Company shall be responsible for assuring that each of its separate accounts holding shares of a Portfolio calculates voting privileges as directed by the applicable Fund and agreed to by the Company and the Fund. Each Fund agrees to promptly notify the Company of any changes of interpretations or amendments of the Mixed and Shared Funding Exemptive Order.

4.8. Each Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular each Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as each Fund currently intends, comply with
Section 16(c) of the 1940 Act (although no Fund is one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, each Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

                   ARTICLE V. SALES MATERIAL AND INFORMATION

5.1. (a) The Company shall not give any information or make any representations or statements on behalf of a Fund or Portfolio in connection with the sale of the Contracts other than the information or representations contained in the registration statement, including a Fund's Prospectus SAI, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by a Fund, the Distributor and/or the Adviser, except with the prior written consent of the Fund, Distributor and/or Adviser, as applicable.

(b) The Company shall furnish, or cause to be furnished, to each Fund, as applicable, prior to use each piece of sales literature or other promotional material prepared by the Company in which a Fund, the Distributor, the Adviser and/or any of their respective affiliates is named or described. No piece of such sales literature or other promotional material shall be used by the Company without the prior approval of the Fund, Distributor and/or Adviser, which approval will not be unreasonably withheld. Each Fund, the Distributor and the Adviser each agrees that it will use its best efforts to respond promptly to any request by the Company for such prior approval.

5.2. (a) Each Fund, the Distributor and the Adviser shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Contracts other than the information or representations contained in a registration statement, including the prospectus or SAI, for the Contracts, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Company or its designee, except with the prior written consent of the Company.

(b) Each Fund, the Distributor and the Adviser shall furnish, or cause to be furnished, to the Company prior to use each piece of sales literature or other promotional material prepared by the Fund, the Distributor and the Adviser in which the Company and/or any of its affiliates is named or described. No piece of such sales literature or other promotional material shall be used by the Fund, the Distributor and the Adviser without the prior approval of the Company, which approval will not be unreasonably withheld. The Company agrees that it will use its best efforts to respond promptly to any request by a Fund, the Distributor or the Adviser for such prior approval.

5.3. For purposes of this Article V and Article IX, the phrase "sales literature and other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; E.G., on-line networks such as the Internet or other electronic media), sales literature (I.E., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and shareholder reports, and proxy materials (including solicitations for voting instructions) and any other material constituting sales literature or advertising under the FINRA rules, the 1933 Act or the 1940 Act.

5.4. At the request of any party to this Agreement, each other party will make available to the requesting party's independent auditors and/or representatives of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party's obligations under this Agreement.

                         ARTICLE VI. FEES AND EXPENSES

6.1. Each Fund, the Distributor and the Adviser shall pay no fee or other compensation to the Company under this Agreement, and the Company shall pay no fee or other compensation to a Fund, the Distributor or the Adviser under this Agreement; provided, however, that (a) the parties will bear their own expenses as reflected in Schedule B and other provisions of this Agreement, and (b) the parties may enter into other agreements relating to the Company's investment in a Fund or portfolio, including services agreements. Notwithstanding the foregoing, pursuant to the distribution plans adopted by each Fund pursuant to Rule 12b-1 under the 1940 Act, and as contemplated by Section 3.2(b) of this Agreement, each Fund or Portfolio or class of shares thereof may pay the Distributor and the Distributor may pay the Principal underwriter or distributor of one or more classes of Contracts for activities primarily intended to result in the sale of Contracts or of Fund shares to the Accounts through which such Contracts are issued. Similarly, if a Fund or any Portfolio or any class of shares thereof adopts and implements a shareholder service plan pursuant to Rule 12b-1 under the 1940 Act, or otherwise, then the Fund or the appropriate Portfolio or class of shares thereof shall pay the Distributor and the Distributor shall pay the principal underwriter or distributor of one or more classes of Contracts, or the Company, for activities related to personal services and/or maintenance of Contract Owner accounts as permitted by such plan.

                 ARTICLE VII. DIVERSIFICATION AND QUALIFICATION

7.1. Each Fund, the Distributor and the Adviser represent and warrant that each Fund and each Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation Section 1.817-5 or any other regulations promulgated under Section 817(h), as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. Each Fund, the Distributor or the Adviser will notify the Company immediately upon having a reasonable basis for believing that a Fund or any Portfolio has ceased to comply with the Section 817(h) diversification or might not so comply in the future. To the extent that a Fund or Portfolio ceases to so qualify, the Fund and the Adviser will use their best efforts to take all steps necessary to adequately diversify the affected Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation Section l.817-5.

7.2. Each Fund, the Distributor and the Adviser agree that shares of the Portfolios will be sold only to Participating Insurance Companies and their separate accounts, to qualified pension or retirement funds, with in the meaning of Revenue Ruling 94-62 ("Plans"), or to other permitted investors pursuant to Treasury Regulation section 1.817-5(f)(3) (iv), (v), and (vi) Hartford Life Insurance Company has obtained a private letter ruling ("PLR 10805507") relating to Plans invested in the Funds. PLR 10805507 requires a Plan to make certain representations and comply with certain notification procedures, in order to satisfy the requirements of Section 817(h) of the Code and Treasury Regulation
section 1.817-5, PLR 10805507 also imposes certain obligations on the Funds, including a requirement to solicit Plans to certify their tax qualified status. Plans that do not confirm their tax qualified status will be required to liquidate their interests in Fund or Portfolio. Each Fund, the Distributor and the Adviser agree to comply with the requirements of PLR 10805507. No shares of any Portfolio of the Fund will be sold to the general public.

7.3 Each Fund, the Distributor and the Adviser represent and warrant that each Fund and each Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that each Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect. Each Fund, the Distributor or the Adviser will notify the Company immediately upon having a reasonable basis for believing that a Fund or any Portfolio has ceased to comply with the Subchapter M qualification requirements or might not so comply in the future.

7.4. Without in any way limiting the effect of Sections 9.2, 9.3 and 9.4 hereof and without in any way limiting or restricting any other remedies available to the Company, the Adviser or the Distributor will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of a Fund or any Portfolio to comply with Sections 7.1, 7.2, or 7.3 hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26(c) of the 1940 Act). In addition, the Distributor or the Adviser shall bear the costs of bringing Contracts into compliance with section 817(h) of the Code following a diversification failure, and the costs of adverse tax consequences to affected Contract holders if the Contracts cannot be brought into compliance.

7.5. The Company agrees that if the IRS asserts in writing in connection with any governmental audit or review of the Company (or, to the Company's knowledge, of any Contract owner) that any Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or the Company otherwise becomes aware of any facts that could give rise to any claim against a Fund, the Distributor or the Adviser as a result of such a failure or alleged failure:

       (a) The Company shall promptly notify the Fund, the Distributor and the Adviser of such assertion or potential claim;

       (b) The Company shall consult with the Fund, the Distributor and the Adviser as to how to minimize any liability that may arise as a result of such failure or alleged failure;

       (c) The Company shall use its best efforts to minimize any liability of the Fund, the Distributor and the Adviser resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations, Section 1.817-5(a)(2), to the commissioner of the IRS that such failure was inadvertent;

       (d) Any written materials to be submitted by the Company to the IRS, any Contract owner or any other claimant in connection with any of the foregoing proceedings contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations, Section l.817-5(a)(2)) shall be provided by the Company to the Fund, the Distributor and the Adviser (together with any supporting information or analysis) within at least two (2) business days prior to submission;

       (e) The Company shall provide the Fund, the Distributor and the Adviser with such cooperation as the Fund, the Distributor and the Adviser shall reasonably request (including, without limitation, by permitting the Fund, the Distributor and the Adviser to review the relevant books and records of the Company) in order to facilitate review by the Fund, the Distributor and the Adviser of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure;

       (f) The Company shall not with respect to any claim of the IRS or any Contract owner that would give rise to a claim against the Fund, the Distributor and the Adviser

          (i) compromise or settle any claim, (ii) accept any adjustment on audit, or (iii) forego any allowable administrative or judicial appeals, without the express written consent of the Fund, the Distributor and the Adviser, which shall not be unreasonably withheld; provided that, the Company shall not be required to appeal any adverse judicial decision unless the Fund and the Adviser shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and further provided that the Fund, the Distributor and the Adviser shall bear the costs and expenses, including reasonable attorney's fees, incurred by the Company in complying with this clause (f).

        ARTICLE VIII. POTENTIAL CONFLICTS AND COMPLIANCE WITH MIXED AND
                         SHARED FUNDING EXEMPTIVE ORDER

8.1. Each Fund's Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the Contract Owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including, but not limited to: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio is being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners or by control owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilabe material conflict exists and the implications thereof.

8.2. The Company will monitor its operations and those of the Funds for purposes of identifying any actual or potential material irreconcilable conflicts between the interests of the Contract Owners of all separate accounts investing in a Fund. The Company will report any potential or existing conflicts of which it is aware to the applicable Board. The Company will assist each Board in carrying out its responsibilities under the Mixed and Shared Funding

Exemptive Order, by providing the Board at least annually with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to (i) inform the Board whenever Contract Owner voting instructions are to be disregarded and (ii) provide such other information and reports as the Board may reasonably request. Such responsibilities shall be carried out by the Company with a view only to the interests of its Contract Owners.

8.3. If it is determined by a majority of a Board, or a majority of its Independent Directors, that a material irreconcilable conflict exists due to issues relating to the Contracts, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including; (1) withdrawing the assets allocable to some or all of the separate accounts from a Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Fund or Portfolio, or submitting the question whether such segregation should be implemented in a vote of all affected Contract Owners and, as appropriate, segregating the assets of any appropriate group (I.E., annuity contract owner, life insurance contracts owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract Owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. Such actions will be taken by the Company with a view only to the interests of its Contract Owners.

8.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract Owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the affected Fund's election, to withdraw the Account's investment in the Fund and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after a Fund gives written notice that this provision is being implemented, and until the end of that six-month period the Adviser, the Distributor and the Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

8.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the Account's investment in a Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. No charge or penalty will be imposed as a result of such withdrawal. Until the end of the foregoing six-month period, a Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

8.6 For purposes of Sections 8.3 through 8.5 of this Agreement, a majority of the Independent Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will a Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 8.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract Owners affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Independent Directors.

8.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) each Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable: and (b) Sections 4.5, 4.6, 4.7, 8.1, 8.2, 8.3, 8.4, and 8.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

8.8 The parties hereto agree that the conditions or undertakings required by the Mixed and Shared Funding Exemptive Order that may be imposed on any party hereto by virtue of such order by the SEC: (i) shall apply only upon the sale of shares of the applicable Portfolios to the Account(s) (and then only to the extent required under the 1940 Act); (ii) will be incorporated herein by reference; and (iii) all parties hereto agree to comply with such conditions and undertakings to the extent applicable to each such party notwithstanding any provision of this Agreement to the contrary.

                          ARTICLE IX. INDEMNIFICATION

9.1.  INDEMNIFICATION BY THE COMPANY

       (a) The Company agrees to indemnify and hold harmless each Fund, the Distributor and the Adviser and each of their respective officers and directors or trustees and each person, if any, who controls the Fund, the Distributor in the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 9.1) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

         (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI covering the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, PROVIDED that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Adviser, Distributor or Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

         (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, Prospectus. SAI or sales literature or other promotional material of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

         (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement. Prospectus, SAI, or sales literature or other promotional material of a Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of the Company; or

         (iv) arise as a result of any failure by the Company to provide the services and furnish the materials required under the terms of this Agreement; or

         (v) arise out of or result from any material breach of this Agreement by the Company, including without limitation Section 3.11 and
              Section 8.6 hereof,
               as limited by and in accordance with the provisions of Sections 9.1(b) and 9.1(c) hereof.

       (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement or to any of the Indemnified Parties.

       (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Company has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

       (d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of Fund shares or the Contracts or the operation of a Fund.

9.2.  INDEMNIFICATION BY THE ADVISER

       (a) The Adviser agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 9.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of a Fund's shares or the Contracts and:

         (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or SAI or sales literature or other promotional material of a Fund prepared by the Fund or the Adviser (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, PROVIDED that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser or the Fund by or on behalf of the Company for use in the registration statement, Prospectus or SAI for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

         (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of a Fund or the Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

         (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Adviser or a Fund; or

         (iv) arise as a result of any failure by a Fund or the Adviser to provide the services and furnish the materials required under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in
              Article VII of this Agreement); or

         (v) arise out of or result from any material breach of this Agreement by the Adviser or the Fund; or

         (vi) arise out of or result from the incorrect or untimely calculation or reporting by a Fund or the Adviser of the daily net asset value per share (subject to Section 2.8 of this Agreement) or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Section 9.2(b) and 9.2(c) hereof.

       (b) The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified party would otherwise be subject by reason of (i) any violation of insurance law, compliance with which is a responsibility of the Company under this Agreement or as to which the Company failed to inform the Adviser or (ii) such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement or to any of the Indemnified Parties.

       (c) The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

       (d) The Company agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

9.3.  INDEMNIFICATION BY THE DISTRIBUTOR

       (a) The Distributor agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 9.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of a Fund's shares or the Contracts and;

         (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or SAI or sales literature or other promotional material of a Fund prepared by the Distributor (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, PROVIDED that this Agreement to indemnify shall not apply as to any indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Distributor by or on behalf of the Company for use in the registration statement, Prospectus or SAI for a Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

         (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

         (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Company by or on behalf of the Distributor; or

         (iv) arise as a result of any failure by the Distributor to provide the services and furnish the materials required under the terms of this Agreement; or

         (v) arise out of or result from any material breach of this Agreement by the Distributor; or

as limited by and in accordance with the provisions of Sections 9.3(b) and 9.3(c) hereof.

       (b) The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of its obligations or duties under this Agreement or to any of the Indemnified Parties.

       (c) The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Distributor has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

       (d) The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

                           ARTICLE X. APPLICABLE LAW

10.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Connecticut, without regard to the Connecticut conflict of laws provisions.

10.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                            ARTICLE XI. TERMINATION

11.1.  This Agreement shall terminate:

       (a) at the option of any party, with or without cause, with respect to some or all Portfolios, upon ninety (90) days' prior written notice delivered to the other parties; or

       (b) at the option of the Company by written notice to the other parties with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

       (c) at the option of the Company by written notice to the other parties with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

       (d) at the option of a Fund, the Distributor or the Adviser in the event that formal administrative proceedings are instituted against the Company by FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of Fund shares, if, in each case, the Fund, Distributor or Adviser, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

       (e) at the option of the Company in the event that formal administrative proceedings are instituted against a Fund, the Distributor or the Adviser by FINRA, the SEC, or any state securities or insurance department or any other regulatory body, if the Company reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, the Distributor or the Adviser to perform their obligations under this Agreement; or

       (f) at the option of the Company by prior written notice to a Fund with respect to any Portfolio if the Company reasonably believes that the Portfolio will fail to meet the Section 817(h) diversification requirements or Subchapter M qualifications specified in Article VII hereof; or

       (g) at the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the "defaulting party") other than as described in Section 11.1(a)-(h); provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days' written notice of termination to the defaulting party; or

       (h) At the option of a Fund or the Adviser if the Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if the Fund or Adviser reasonably believe that the Contracts may fail to so qualify; or

       (i) At the option of a Fund or the Adviser, if the Contracts are not registered (if registration is required), issued or sold in accordance with applicable federal and/or state law; or

       (j) At the option of the party from which consent was not obtained, in the event this Agreement is assigned without the prior written consent of all parties hereto; or

       (k) At the option of a Fund, by a vote of the majority of the Fund's Board, Adviser or Company, upon a reasonable determination by the Fund's Board that a material irreconcilable conflict exists among the interests of (i) all Contract owners of all Separate Accounts, or
           (ii) the interests of Participating Companies investing in the Fund;
           or

       (l)  At any time upon written agreement of all parties to this Agreement.

11.2. This Agreement may be terminated as to one or more Funds or one or more Portfolios of a Fund (but less than all Portfolios) by delivery of an amended Schedule A deleting such Fund or Portfolio pursuant to Section 13.12 hereof, in which case termination as to such deleted Fund or Portfolio take effect thirty
(30) days after the date of such delivery. The execution and delivery of an amended Schedule A that deletes one or more Funds or one or more Portfolios shall constitute a termination of this Agreement only with respect to such deleted Fund or Portfolio and shall not affect the obligations of the Company and any Fund hereunder with respect to the other Funds and Portfolios set forth in Schedule A, as amended from time to time.

11.3.  NOTICE REQUIREMENT

No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,

       (a) in the event any termination is based upon the provisions of Article VIII, or the provisions of Section 11.1(a) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions unless such notice period is shortened by mutual written agreement of the parties;

       (b) in the event any termination is based upon the provisions of Section 11.1(d), 11.1(e) or 11.1(g) of this Agreement, the prior written notice shall be given at least sixty (60) days before the effective date of termination; and

       (c) in the event any termination is based upon the provisions of Section 11.1(b), 11.1(c), 11.1(f), 11.1(h), 11.1(i), 11.1(j) or 11.1(k), the
            prior written notice shall be given in advance of the effective date of termination, which date shall be determined by the party sending the notice.

11.4.  EFFECT OF TERMINATION

Notwithstanding any termination of this Agreement, other than as a result of a failure by either a Fund or a Portfolio or the Company to meet Section 817(h) of the Code diversification requirements, each Fund, the Distributor and the Adviser shall, at the option of the Company, continue to make available additional shares of the Fund or Portfolio pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in a Fund or Portfolio, redeem investments in a Fund or Portfolio and/or invest in a Fund or Portfolio upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 11.4 shall not apply to any terminations under Article VIII and the effect of such Article VIII terminations shall be governed by Article VIII of this Agreement.

11.5.  SURVIVING PROVISIONS

Notwithstanding any termination of this Agreement, each party's obligations under Article IX to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

                              ARTICLE XII. NOTICES

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

If to the Company:

     Hartford Life Insurance Company
     Hartford Life and Annuity Insurance Company

     200 Hopmeadow Street
     Simsbury, CT 06089
     Attention: General Counsel
     Facsimile No.: 860-547-4721

If to the Adviser:

     HL Investment Advisors, LLC
     200 Hopmeadow Street
     Simsbury, CT 06089
     Attention: Edward P. Macdonald, Esq.
     Facsimile No.: 860-843-8665

If to the Distributor:

     Hartford Securities Distribution Company, Inc.
     200 Hopmeadow Street
     Simsbury, CT 06089
     Attention: Edward P. Macdonald, Esq.
     Facsimile No.: 860-843-8665

If to a Fund:

     500 Bielenberg Drive
     Woodbury, MN 55125
     Attention: Tami Fagely, Vice President
     Fax No.: 651-738-0996

                          ARTICLE XIII. MISCELLANEOUS

13.1. CONFIDENTIALITY. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by one party to one or more of the other parties regarding its business and operations. All confidential information provided by a party hereto, including non-public personal information within the meaning of SEC Regulation S-P and/or the Gramm-Leach-Bliley Act, whichever is applicable, shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior written consent of such providing party. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary. The foregoing shall not be applicable to any information that is required to be disclosed by any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

13.2. CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

13.3. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

13.4. INTERPRETATION. In connection with the operation of this Agreement, the Company, the Adviser, the Distributor and any Fund may agree from time to time on such provisions interpretative of or in addition to the provisions of this Agreement with respect to any party as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretative or additional provisions shall be in writing signed by all parties and shall be annexed hereto, provided that no such interpretative or additional provisions shall contravene any applicable federal or state regulations or any provision of the articles of incorporation or analogous governing document of any party. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement or affect any other party.

13.5. SURVIVAL OF TERMS. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

13.6. ASSIGNMENT. This Agreement shall be binding on and shall inure to the benefit of each Fund severally, the Distributor, the Adviser and the Company, and their respective successors and assigns, provided that neither the Company, the Distributor, the Adviser nor any Fund may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other parties.

13.7. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

13.8. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

13.9. The Company agrees that the obligations assumed by the Funds, the Distributor and the Adviser pursuant to this Agreement shall be limited in any case to the applicable Fund or Portfolio, the Distributor and/or the Adviser and their respective assets and the Company shall not seek satisfaction of any such obligation from any other Fund or Portfolio, from the shareholders of any Fund or Portfolio, or from the Distributor or the Adviser, the Directors, officers, employees or agents of the Funds, the Distributor or the Adviser, or any of them.

13.10. The Funds, the Distributor and the Adviser agree that the obligations assumed by the Company pursuant to this Agreement shall be limited in any case to the Company and its assets and neither the Funds, the Distributor nor the Adviser shall seek satisfaction of any such obligation from the shareholders of the Company, the directors, officers, employees or agents of the Company, or any of them.

13.11. No provision of this Agreement may be waived, amended or terminated except by a statement in writing signed by the party against which enforcement of such waiver, amendment or termination is sought; provided, however, that Schedule A shall be deemed to be automatically amended based on the list of underlying funds (or series) of the Fund and the mutually acceptable class of shares thereof, if any, as reflected in Separate Account registration statements for the Company, as filed with the Securities and Exchange Commission from time to time. Schedule A may be amended from time to time to add one or more Funds or one or more Portfolios of one or more Funds, by each applicable Fund's execution and delivery to the other parties of an amended Schedule A, and the execution of such amended Schedule A by the other parties, in which case such amendment shall take effect immediately upon execution by the other parties. Schedule A may also be amended from time to time delete one or more Funds or one or more Portfolios (but less than all of the Portfolios) of one or more Funds, by each applicable Fund's execution and delivery to the other parties of an amended Schedule A, in which case such amendment shall take effect thirty (30) days after such delivery, unless otherwise agreed by the parties in writing.

13.12. No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnification, as between the Adviser and one or more Funds, and the Distributor and one or more Funds.

13.13. The parties mutually acknowledge that this Agreement represents the collective drafting efforts of each party and therefore any ambiguity shall not be interpreted against the interests or any party.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified on the cover page of this Agreement.

     THE HARTFORD LIFE INSURANCE COMPANY

     By its authorized officer,

     By:    /s/ Robert Arena
            -----------------------------------
     Name:  Robert Arena
     Title: [ILLEGIBLE]

     THE HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

     By its authorized officer,

     By:    /s/ Robert Arena
            -----------------------------------
     Name:  Robert Arena
     Title: [ILLEGIBLE]

     HL INVESTMENT ADVISORS, LLC

     By its authorized officer,

     By:    /s/ Keith D. Sloane
            -----------------------------------
     Name:  Keith D. Sloane
     Title: Senior Vice President

     HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.

     By its authorized officer,

     By:    /s/ Keith D. Sloane
            -----------------------------------
     Name:  Keith D. Sloane
     Title: Senior Vice President

     EACH INVESTMENT COMPANY LISTED ON SCHEDULE A

     By its authorized officer,

     By:    /s/ Tamara Fagely
            ---------------------------------------------
     Name:  Tamara Fagely
     Title: Treasurer and Chief Financial Officer

                                   SCHEDULE A

HARTFORD SERIES FUND, INC.
   Hartford Advisers HLS Fund
   Hartford Capital Appreciation HLS Fund
   Hartford Disciplined Equity HLS Fund
   Hartford Dividend and Growth HLS Fund
   Hartford Equity Income HLS Fund
   Hartford Fundamental Growth HLS Fund
   Hartford Global Advisers HLS Fund
   Hartford Global Communications HLS Fund
   Hartford Global Equity HLS Fund
   Hartford Global Financial Services HLS Fund
   Hartford Global Growth HLS Fund
   Hartford Global Health HLS Fund
   Hartford Global Technology HLS Fund
   Hartford Growth HLS Fund
   Hartford High Yield HLS Fund
   Hartford Index HLS Fund
   Hartford International Growth HLS Fund
   Hartford International Opportunities HLS Fund
   Hartford International Small Company HLS Fund
   Hartford MidCap HLS Fund
   Hartford MidCap Value HLS Fund
   Hartford Money Market HLS Fund
   Hartford Mortgage Securities HLS Fund
   Hartford Small Company HLS Fund
   Hartford Stock HLS Fund
   Hartford Total Return Bond HLS Fund
   Hartford Value HLS Fund
   American Funds Asset Allocation HLS Fund
   American Funds Blue Chip Income & Growth HLS Fund
   American Funds Bond HLS Fund
   American Funds Global Bond HLS Fund
   American Funds Global Growth & income HLS Fund
   American Funds Global Growth HLS Fund
   American Funds Global Small Cap HLS Fund
   American Funds Growth HLS Fund
   American Funds Growth-Income HLS Fund
   American Funds International HLS Fund
   American Funds New World HLS Fund

HARTFORD HLS SERIES FUND II, INC.
   Hartford Growth Opportunities HLS Fund
   Hartford LargeCap Growth HLS Fund

   Hartford MidCap Growth HLS Fund
   Hartford SmallCap Growth HLS Fund
   Hartford SmallCap Value HLS Fund
   Hartford U.S. Government Securities HLS Fund
   Hartford Value Opportunities HLS Fund

                                   SCHEDULE B

                                    EXPENSES

Each Fund and/or the Distributor and/or Adviser, and the Company will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below. Costs shall be allocated to reflect a Fund's share of the total costs determined according to the number of pages of the Fund's respective portions of the documents.

                                                          PARTY RESPONSIBLE           PARTY RESPONSIBLE
          ITEM                      FUNCTION              FOR COORDINATION               FOR EXPENSE
---------------------------------------------------------------------------------------------------------------
HLS Mutual Fund            Printing of combined         Company                Inforce - Fund
Prospectus                 prospectuses                                        Prospective - Company
                           Distribution (including      Company                Fund
                           postage) to New and Inforce
                           Clients
                           Distribution (including      Company                Company
                           postage) to Prospective
                           Clients
Product Prospectus         Printing and Distribution    Company                Company
                           for Inforce and Prospective
                           Clients

                                                          PARTY RESPONSIBLE             PARTY RESPONSIBLE
          ITEM                     FUNCTION                FOR COORDINATION                FOR EXPENSE
----------------------------------------------------------------------------------------------------------------
HLS Mutual Fund           If Required by Fund,        Distributor or Adviser      Fund, Distributor or Adviser
Prospectus Update &       Distributor or Adviser
Distribution
                          If Required by Company      Company (Distributor or     Company
                                                      Adviser to provide Company
                                                      with document in PDF
                                                      format)
Product Prospectus        If Required by Fund,        Company                     Fund, Distributor or Adviser
Update & Distribution     Distributor or Adviser
                          If Required by Company      Company                     Company
HLS Mutual Fund SAI       Printing                    Distributor or Adviser      Fund, Distributor or Adviser
                          Distribution (including     Company                     Company
                          postage)
Product SAI               Printing                    Company                     Company
                          Distribution                Company                     Company
Proxy Material for HLS    Printing if proxy required  Distributor or Adviser      Fund, Distributor or Adviser
Mutual Fund               by Law
                          Distribution (including     Company                     Fund, Distributor or Adviser
                          labor) if proxy required
                          by Law
                          Printing & distribution if  Company                     Company
                          required by Company
HLS Mutual Fund Annual &  Printing of reports         Distributor or Adviser      Fund, Distributor or Adviser
Semi-Annual Report

                                                                                             PARTY
                                                          PARTY RESPONSIBLE               RESPONSIBLE
          ITEM                     FUNCTION               FOR COORDINATION                FOR EXPENSE
---------------------------------------------------------------------------------------------------------------
                          Distribution                Company                    Fund, Distributor or Adviser
Other communication to    If Required by the Fund,    Company                    Fund, Distributor or Adviser
New and Prospective       Distributor or Adviser
clients
                          If Required by Company      Company                    Company
Other communication to    Distribution (including     Company                    Fund, Distributor or Adviser
Inforce                   labor and printing) if
                          required by the Fund,
                          Distributor or Adviser
                          Distribution (including     Company                    Company
                          labor and printing) if
                          required by Company
Errors in Share Price     Cost of error to            Company                    Fund or Adviser
calculation pursuant to   participants
Section 1.10
                          Cost of reasonable          Company                    Fund or Adviser
                          expenses related to
                          administrative work in
                          correct error

                                                                                             PARTY
                                                          PARTY RESPONSIBLE               RESPONSIBLE
          ITEM                     FUNCTION               FOR COORDINATION                FOR EXPENSE
---------------------------------------------------------------------------------------------------------------
Operations of the Fund    All operations and related  Distributor or Adviser     Fund or Adviser
                          expenses, including the
                          cost of registration and
                          qualification of shares,
                          taxes on the issuance or
                          transfer of shares, cost
                          of management of the
                          business affairs of the
                          Fund, and expenses paid or
                          assumed by the fund
                          pursuant to any Rule 12b-l
                          plan
Operations of the         Federal registration of     Company                    Company
Accounts                  units of separate account
                          (24f-2 fees)

                                   SCHEDULE C

              DIVERSIFICATION COMPLIANCE REPORT AND CERTIFICATION

                                 Name of fund:

Total Market Value as of

         FOUR LARGEST          MARKET VALUE        CUMULATIVE % OF      I.R.C. LIMITATIONS
         INVESTMENTS              AS OF                 ASSETS             GREATER THAN
-------------------------------------------------------------------------------------------
 1
 2
 3
 4
 5

Total Assets

Note: For purposes of diversification testing, all securities of the same issuer, all interests in the same real property project, and all interests in the same commodity are each treated as a single investment. In the case of government securities each government agency or instrumentality is treated as a separate issuer. See Treas. Reg. 1.817-5 for additional information.

SPECIAL TEST FOR VARIABLE LIFE INSURANCE

Where the only contracts based on the account are life insurance contracts (i.e. no annuity contracts), an account is adequately diversified to the extent it is invested in Treasury securities. Treasury securities held through a custodial arrangement that is treated as a grantor trust (e.g. CATs and TGRs) will be treated as Treasury securities if substantially all of the assets of the trust are represented by Treasury securities. Options on Treasury securities are not considered Treasury securities. Where an account is invested in part in Treasury securities, revise the above general diversification test percentage limits by adding to them a product of .5 and the percentage of the value of the total assets invested in Treasury securities. For example, if an account is 60% invested in Treasury securities, the percentage limit would be increased by 30% (0.5 x 60%) and would be applied to the assets of the account other than Treasury securities.

ALTERNATE TEST

If the alternative test under IRC Section 851 is used, those testing results should be attached.

CERTIFICATION

The undersigned certifies that this Report and Certification, and any related attachments, have been prepared accurately and provide a true representation of account assets as of the last day of the quarter indicated above, and that the fund complies with IRC Section 817(h).

Signed by                                 Date

                                                               Execution Version

                   AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

This Amendment No. 1 to the Participation Agreement dated December 1, 2008 (the "Agreement") between Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively referred to as the "Company"), each a Connecticut corporation, on its own behalf and on behalf of its separate accounts (the "Accounts"); each investment company listed on Schedule A, as it may be amended from time to time, each an open-end management investment company organized under the state of Maryland (each a "Fund" and, collectively the "Funds"); HL Investment Advisors, LLC ("HLIA"), a Connecticut Limited Liability Company; and Hartford Securities Distribution Company, Inc. ("HSDC"), a Connecticut corporation is effective as of December 1, 2009 and is hereby amended as follows:

1. Section 2.4 of the Agreement is hereby amended by adding after the first sentence: "Variable life insurance policies may include corporate-owned life insurance ("COLI") policies which informally fund non-qualified deferred compensation ("NQDC") plans.

2. NQDC COLI policies are included in the definition of Contracts in the Agreement.

3. Section 4.6 of the Agreement is hereby amended by adding Section 4.6(e) to the Agreement as follows:

     4.6(e) Notwithstanding any other provision to the contrary in this Agreement, with respect to the Accounts which are exempt from registration under the 1940 Act in reliance upon Section 3(c)(1) or Section 3(c)(7) thereof, the Company represents and warrants that: (1) Hartford Equity Sales Company ("HESCO") is the principal Distributor for each such Account and any subaccounts thereof and is a registered broker-dealer with the SEC under the 1934 Act; (2) the Shares of the Portfolio of the Fund are and will continue to be the only investment securities held by the corresponding subaccounts; and (3) with regard to each Portfolio, the Company, on behalf of the corresponding subaccount, will:

       i) vote such shares held by it in the same proportion as the vote of all other holders of such shares without soliciting voting instructions from Contract Owners; and

       ii) refrain from substituting shares of another security for such shares unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act.

2.   All other terms of the Agreement shall remain in full force and effect.

                     (Signatures located on following page)

THE HARTFORD LIFE INSURANCE COMPANY

          By its authorized officer
          By:      /s/ James P. Van Etten
                   -----------------------------------
          Name:    James P. Van Etten
          Title:   Vice President

THE HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

          By its authorized officer
          By:      /s/ James P. Van Etten
                   -----------------------------------
          Name:    James P. Van Etten
          Title:   Vice President

HL INVESTMENT ADVISORS, LLC

          By its authorized officer
          By:      /s/ Robert Arena
                   -----------------------------------
          Name:    Robert Arena
          Title:   President, CEO, Manager

HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.

          By its authorized officer
          By:      /s/ Robert Arena
                   -----------------------------------
          Name:    Robert Arena
          Title:   Executive Vice President & Director

EACH INVESTMENT COMPANY LISTED ON SCHEDULE A (attached to the Agreement)

          By its authorized officer
          By:      /s/ Robert Arena
                   -----------------------------------
          Name:    Robert Arena
          Title:   President and CEO

                                                                  EXECUTION COPY

                   AMENDMENT NO.2 TO PARTICIPATION AGREEMENT

This Amendment No. 2 to the Participation Agreement dated December 1, 2008 (the "AGREEMENT") by and among (1) Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company, each a Connecticut corporation (collectively referred to as the "COMPANY"), on its own behalf and on behalf the Company's separate accounts; (2) each investment company listed on Schedule A to the Agreement (as it may be amended from time to time), each an open-end investment company organized under the laws of the state of Maryland; (3) HL Investment Advisors, LLC, a Connecticut limited liability company; and (4) Hartford Securities Distribution Company, Inc., a Connecticut corporation; is made effective this 13th day of June, 2011.

The Agreement is hereby amended as follows:

       1. Schedule A is deleted in its entirety and replaced with the attached Schedule A.

       2. All other terms of the Agreement shall remain in full force and effect.

      (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS)

THE HARTFORD LIFE INSURANCE COMPANY

          By its authorized officer:
          /s/ Robert Arena
          --------------------------------------------
          Name:    Robert Arena
          Title:   Executive Vice President

THE HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

          By its authorized officer:
          /s/ Robert Arena
          --------------------------------------------
          Name:    Robert Arena
          Title:   Executive Vice President

HARTFORD INVESTMENT ADVISORS, LLC

          By its authorized officer:
          /s/ Robert Arena
          --------------------------------------------
          Name:    Robert Arena
          Title:   Executive Vice President

HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.

          By its authorized officer:
          /s/ Robert Arena
          --------------------------------------------
          Name:    Robert Arena
          Title:   Executive Vice President

EACH INVESTMENT COMPANY LISTED ON SCHEDULE A (ATTACHED TO THE AGREEMENT)

          By its authorized officer:
          /s/ James Davey
          --------------------------------------------
          Name:    James Davey
          Title:   Executive Vice President

     SCHEDULE A

HARTFORD SERIES FUND, INC.

     Hartford Advisers HLS Fund
     Hartford Capital Appreciation HLS Fund
     Hartford Disciplined Equity HLS Fund
     Hartford Portfolio Diversifier HLS Fund
     Hartford Dividend and Growth HLS Fund
     Hartford Global Growth HLS Fund
     Hartford Global Research HLS Fund
     Hartford Healthcare HLS Fund
     Hartford Growth HLS Fund
     Hartford High Yield HLS Fund
     Hartford Index HLS Fund
     Hartford International Opportunities HLS Fund
     Hartford MidCap HLS Fund
     Hartford Midcap Value HLS Fund
     Hartford Money Market HLS Fund
     Hartford Small Company HLS Fund
     Hartford Stock HLS Fund
     Hartford Total Return Bond HLS Fund
     Hartford Value HLS Fund
     American Funds Asset Allocation HLS Fund
     American Funds Blue Chip Income and Growth HLS Fund
     American Funds Bond HLS Fund
     American Funds Global Bond HLS Fund
     American Funds Global Growth & Income HLS Fund
     American Funds Global Growth HLS Fund
     American Funds Global Small Capitalization HLS Fund
     American Funds Growth HLS Fund
     American Funds Growth-Income HLS Fund
     American Funds International HLS Fund
     American Funds New World HLS Fund

HARTFORD HLS SERIES FUND II, INC.

     Hartford Growth Opportunities HLS Fund
     Hartford Small/Mid Cap Equity HLS Fund
     Hartford SmallCap Growth HLS Fund
     Hartford U.S. Government Securities HLS Fund